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                                                                  EXHIBIT 3.01.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 CITIGROUP INC.

                       ----------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
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            CITIGROUP INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

            FIRST: The first sentence of paragraph A, Article FOURTH is hereby amended to read in its entirety as follows:

      The total number of shares of Common Stock which the Corporation shall have the authority to issue is Fifteen Billion (15,000,000,000) shares of Common Stock having a par value of one cent ($.01) per share.

            SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Citigroup Inc. has caused this certificate to be executed in its corporate name this 17th day of April, 2001.


                                    CITIGROUP INC.


                                    By:  /s/ Charles O. Prince, III
                                         --------------------------
                                          Charles O. Prince, III
                                          Secretary